UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

Bare Metal Standard, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-55018

Idaho	47-5572388
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3604 S. Banner Street, Boise, Idaho	83709
(Address of principal executive offices)	(Zip Code)

(208) 898-9379
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 22, 2017, Bare Metal Standard entered into an agreement with Equipment Leasing Services, LLC for a $5 million line of credit. The credit facility will enable franchisees to finance equipment with a favorable TRAC (Terminal Rental Adjustment Clause) lease.  The TRAC lease that Equipment Leasing Services has drafted for Bare Metal Standard offers franchisees a lowered initial cost, 36 monthly payments and then one TRAC payment at the end of the 36 months. Because the TRAC lease drastically decreases the initial cost of the necessary equipment, the deal ultimately allows current franchisees a cost-effective way to extend their service offerings while also offering prospective franchisees a lower cost of entry to the franchise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bare Metal Standard Inc.
Registrant

Date: March 24, 2017	By: /s/ James Bedal
James Bedal CEO/Director